UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 4, 2025

QVC GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Series A common stock	QVCGA	The Nasdaq Stock Market LLC
Series B common stock	QVCGB	The Nasdaq Stock Market LLC
8.0% Series A Cumulative Redeemable Preferred Stock	QVCGP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Executive Officers

As part of its ongoing strategy to expand into a live social shopping company, QVC Group, Inc. (formerly known as Qurate Retail Inc., the “Company”) is undertaking various organizational and strategic changes. In connection therewith, the Company and Liberty Media Corporation (“Liberty Media”) intend to begin transitioning various general and administrative services currently provided by Liberty Media to the Company under the Services Agreement, dated as of September 23, 2011, by and between Liberty Media and the Company, to the management of the Company, including legal, tax, accounting, treasury, information technology, cybersecurity and investor relations support. As part of that transition, all current officers of the Company (with limited exceptions), including Brian J. Wendling, Principal Financial Officer and Chief Accounting Officer of the Company, will step down from their officer positions, effective March 31, 2025, and these positions will be assumed by members of the QVC, Inc. management team, effective as of April 1, 2025. Liberty Media intends to continue to support the Company as needed throughout the transition period and the Company’s executive offices will remain at 12300 Liberty Boulevard, Englewood, CO 80112 for a time.

On March 4, 2025 the board of directors of the Company (the “Board”) approved the changes to the executive officers of the Company, effective as of April 1, 2025, including the appointment of Bill Wafford as Chief Financial Officer and Chief Administrative Officer, as described further below. Gregory B. Maffei will continue as executive Chairman of the Board, David Rawlinson II will continue as the President and Chief Executive Officer of the Company and Renee L. Wilm will continue as Chief Legal Officer of the Company. Eve DelSoldo has been appointed Executive Vice President and General Counsel of the Company.

Appointment of Chief Financial Officer

Bill Wafford, age 53, has been appointed Chief Financial Officer and Chief Administrative Officer of the Company. Mr. Wafford has been Chief Financial Officer of QVC, Inc. since joining in March 2023, and, since April 2024, has also been Chief Administrative Officer of QVC, Inc. Mr. Wafford was previously chief financial officer of Everlane from 2022 until joining QVC, Inc. and, prior to that, was chief financial officer of JCPenney from 2019 until 2021. Mr. Wafford is a member of the board of directors and chairman of the audit committee of Jushi Holdings Inc. There was no increase in Mr. Wafford’s annual base salary, bonuses or awards in connection with the appointment to Chief Financial Officer and Chief Administrative Officer of the Company.

There are no arrangements or understandings between Mr. Wafford and any other person pursuant to which Mr. Wafford was appointed as Chief Financial Officer and Chief Administrative Officer and there are no family relationships between Mr. Wafford and any director or executive officer of the Company. Mr. Wafford does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Designation of Principal Operating Officer

Michael Fitzharris, age 53, has served as President, QVC US since March 2022 and as Chief Operating Officer of the QVC GroupSM (formerly Qurate Retail GroupSM) since January 2025, and, effective April 1, 2025, will be considered the Company’s principal operating officer. Mr. Fitzharris began his career at QVC in 1997 and rejoined in April 2012, holding various senior executive roles, including President, HSN from January 2018 through March 2022. There was no increase in Mr. Fitzharris’ annual base salary, bonuses or awards in connection with his designation as principal operating officer of the Company.

There are no arrangements or understandings between Mr. Fitzharris and any other person pursuant to which Mr. Fitzharris was designated as principal operating officer and there are no family relationships between Mr. Fitzharris and any director or executive officer of the Company. Mr. Fitzharris does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2025

QVC GROUP, INC.

By:	/s/ Katherine C. Jewell
Name: Katherine C. Jewell
Title: Vice President and Secretary

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